Exhibit 10.14
CONFIDENTIAL TREATMENT REQUESTED
INDEMNIFICATION AGREEMENT
This Indemnification Agreement (this “Agreement”) is made and entered into effective as of February 17, 2004 (the “Effective Date”) by and between Asthmatx, Inc., a California corporation (“Asthmatx”), and Broncus Technologies, Inc., a California corporation (“Broncus”).
RECITALS
     A. Broncus and Asthmatx have previously entered into a certain Corporate Formation Agreement dated as of December 26, 2003 (the “Formation Agreement”). Pursuant to the Formation Agreement, Broncus contributed and assigned to Asthmatx cash and certain assets, agreements and obligations of Broncus relating to Broncus’ Alair Asthma Treatment System business (the “Alair Business”) in exchange for shares of Asthmatx capital stock and other consideration described therein and Asthmatx assumed liabilities relating to the Alair Business.
     B. On December 30, 2003, Broncus distributed all of its shares of Asthmatx capital stock to its shareholders on a pro rata basis as a dividend (the “Spinoff’).
     C. Broncus and Asthmatx are entering into this Agreement pursuant to the provisions of Section 2.3 of the Formation Agreement, under which Broncus and Asthmatx agreed to enter into an agreement providing for certain indemnification obligations between themselves and setting forth provisions regarding certain insurance held or expected to be obtained by the parties.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Asthmatx and Broncus hereby agree as follows:
     1. Certain Defined Terms. As used herein, the following terms shall have the following meanings:
          1.1 “Alair” means the Alair Asthma Treatment System which was originally developed by Broncus and which has been contributed and assigned by Broncus to Asthmatx pursuant to the Formation Agreement.
          1.2 “Alair Business” shall have the meaning given to that term in Recital A of this Agreement and includes, without limitation, the business of developing, testing, marketing, selling and otherwise commercially exploiting Alair and any associated services.
          1.3 “Alair Insurance” means a “first payor” insurance policy that may be purchased by Asthmatx after the Spinoff Date (as defined below) which will provide
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liability insurance coverage to Asthmatx and/or Broncus for Pre-Spinoff Alair Claim Loss (as defined below).
          1.4 “Broncus Business” means the activities, business and/or operations engaged in and/or conducted or carried out by Broncus, including the Exhale Business, but excluding the Alair Business.
          1.5 “Broncus Insurance Policy” means an existing “occurrence-based” liability insurance policy that is owned by Broncus as of the Effective Date, that was issued to Broncus prior to the Spinoff Date and which provides liability insurance coverage for Pre-Spinoff Alair Claims and/or other matters arising from events or harm occurring with respect to patients who were treated by Broncus during a specified time period (an “Occurrence Period”). The parties acknowledge that Broncus owns several Broncus Insurance Policies for different Occurrence Periods, and that the coverage limits of each Broncus Insurance Policy vary in amount by Occurrence Period.
          1.6 “Exhale” means Broncus’ Exhale Airway Bypass System, which is used to treat emphysema in humans and which is owned and retained by Broncus.
          1.7 “Exhale Business” means Broncus’ business of developing, testing, marketing, selling and otherwise commercially exploiting Exhale and any associated services.
          1.8 “Liabilities” means, collectively, any and all liabilities, losses, claims, debts, duties, obligations (including but not limited to contractual obligations), expenses, claims, deficiencies or guaranties of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise.
          1.9 “Loss” means, collectively, all Liabilities, loss, damages, expense, cost, fines, fees, penalties, obligations or injuries, including without limitation those resulting from any and all claims, actions, suits, demands, assessments, investigations, judgments, awards, arbitrations or other proceedings, together with reasonable costs and expenses including the reasonable attorneys’ fees and other legal costs and expenses relating thereto.
          1.10 “Other Claim” means and includes, collectively, a claim, suit, action, arbitration, demand, investigation or other proceeding asserted, brought or made by a third party or parties to the extent that such third party or parties seeks to recover damages caused or alleged to have been caused as a result of, or arising from: (i) any individual or individuals having been treated with or by Exhale at any time prior to the Spinoff Date; (ii) any use of Exhale at any time prior to the Spinoff Date; or (iii) any activity, conduct or operations of the Broncus Business occurring at any time prior to the Spinoff Date. The term “Other Claim” shall not include any Pre-Spinoff Alair Claim.
          1.11 “Other Claim Loss” means Loss actually suffered or incurred by Broncus or Asthmatx to the extent that such Loss is caused by, or results or arises from, an Other Claim.
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          1.12 “Pre-Spinoff Alair Claim” means a claim, suit, action, arbitration, demand, investigation or other proceeding asserted, brought or made by a third party or parties to the extent that such third party or parties seeks to recover damages caused or alleged to have been caused as a result of, or arising from, (a) any individual or individuals having been treated with or by Alair at any time prior to the Spinoff Date or (b) any use of Alair at any time prior to the Spinoff Date. The term “Pre-Spinoff Alair Claim” shall not include any Other Claim.
          1.13 “Pre-Spinoff Alair Claim Loss” means Loss (as defined below) actually suffered or incurred by Broncus or Asthmatx to the extent that such Loss is caused by, or results or arises from, a Pre-Spinoff Alair Claim.
          1.14 “Spinoff Date” means December 30, 2003.
     2. Indemnification by Asthmatx. Except to the extent that Asthmatx is expressly entitled to be indemnified for such Loss by Broncus pursuant to the provisions of Section 5.2 below, Asthmatx hereby agrees to indemnify Broncus and its successors and assigns, and any present or future officer, director, employee, affiliate, shareholder or agent of Broncus and/or its successors (collectively, the “Broncus Indemnitees”) against, and hereby agrees to hold each Broncus Indemnitee harmless from, any and all Loss suffered or incurred by any Broncus Indemnitee arising out of the Alair Business or any of the Assumed Liabilities (as that term is defined in the Formation Agreement), including, but not limited to Liabilities arising under the Assigned Contracts (as that term is defined in the Formation Agreement), whether based on events occurring before, on or after the Spinoff Date (collectively, “Asthmatx Indemnified Loss”); provided however, that notwithstanding the foregoing, Asthmatx shall have no obligation to indemnify any Broncus Indemnitee under this Section 2 for any Loss arising in whole or in part from criminal or fraudulent conduct on the part of such Broncus Indemnitee. By way of illustration and not limitation, Asthmatx Indemnified Loss: (a) shall include any Loss arising from any claim, suit, action, arbitration, demand, investigation or other proceeding asserted, brought or made by a third party or parties to the extent that such third party or parties seeks to recover damages caused or alleged to have been caused as a result of, or arising from, (i) any individual(s) having been treated with or by Alair at any time or (ii) any use of Alair at any time; and (b) shall not include any Broncus Indemnified Loss (as defined in Section 3).
     3. Indemnification by Broncus. Broncus hereby agrees to indemnify Asthmatx and its successors and assigns, and any present or future officer, director, employee, affiliate, shareholder or agent of Asthmatx and/or its successors (collectively, the “Asthmatx Indemnitees”) against, and hereby agrees to hold each Asthmatx Indemnitee harmless from, any and all Loss suffered or incurred by any Asthmatx Indemnitee arising out of the Broncus Business, whether based on events occurring before, on or after the Spinoff Date (collectively, “Broncus Indemnified Loss”); provided however, that notwithstanding the foregoing, Broncus shall have no obligation to indemnify any Asthmatx Indemnitee under this Section 3 for any Loss arising in whole or in part from criminal or fraudulent conduct on the part of such Asthmatx Indemnitee. By way of illustration and not limitation, Broncus Indemnified Loss: (a) shall include any
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Loss arising from any claim, suit, action, arbitration, demand, investigation or other proceeding asserted, brought or made by a third party or parties to the extent that such third party or parties seeks to recover damages caused or alleged to have been caused as a result of, or arising from, (i) any individual(s) having been treated with or by Exhale at any time or (ii) any use of Exhale at any time; and (b) shall not include any Asthmatx Indemnified Loss (as defined in Section 2).
     4. Covenants Regarding Insurance. The parties hereby agree as follows:
          4.1 Asthmatx; Alair Insurance. Asthmatx shall use diligent, good faith efforts to purchase and obtain the Alair Insurance, and to have the Alair Insurance become effective, as soon as reasonably practicable after the Effective Date of this Agreement. Asthmatx shall also use diligent, good faith efforts to cause the Alair Insurance to: (a) have an aggregate coverage limit of ***** Dollars ($*****); (b) make both Asthmatx and Broncus named insureds of the Alair Insurance; and (c) cause the Alair Insurance to have a coverage period of at least five (5) years from the date it is issued. Asthmatx shall consult with Broncus regarding the specific terms of such Alair Insurance. Asthmatx shall, at its sole expense, (a) pay all premiums and other charges required to obtain the Alair Insurance and maintain it in effect at all times during the coverage period of the Alair Insurance and (b) take all other actions reasonably necessary or appropriate to maintain such Alair Insurance in effect at all times during its coverage period.
          4.2 Broncus. The parties acknowledge and agree that no further premiums or other payments are required to be paid to keep the Broncus Insurance Policies in effect and that such “occurrence based” policies apply only to claims based on events occurring during specific Occurrence Periods. Broncus shall, at its sole expense, take all actions reasonably necessary or appropriate to maintain each Broncus Insurance Policy in effect during the maximum time period during which such Broncus Insurance Policy can remain in effect in accordance with its current terms without the payment of any additional premium, fee or other charge.
     5. Insurance Allocations; Special Indemnification. Notwithstanding anything to the contrary in Section 2, the parties hereby agree as follows:
          5.1 First Recourse to Alair Insurance. If either Broncus or Asthmatx incurs or suffers any Pre-Spinoff Alair Claim Loss, then it will first seek to obtain coverage for such Pre-Spinoff Alair Claim Loss from any available Alair Insurance to the maximum extent that coverage for such Pre-Spinoff Alair Claim Loss is available under the Alair Insurance, before seeking or obtaining any coverage for such Pre-Spinoff Alair Claim Loss under any Broncus Insurance Policy.
          5.2 Limited Indemnification by Broncus for Pre-Spinoff Alair Claim Loss. Subject to the provisions of this Section 5.2, Broncus agrees to indemnify Asthmatx against, and to hold Asthmatx harmless from, that amount (and only that amount) of Pre-Spinoff Alair Claim Loss actually suffered or incurred by Asthmatx for which Asthmatx has not been reimbursed or provided coverage under the Alair
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Insurance; provided that, notwithstanding the foregoing (i) under no circumstance shall Broncus be obligated to indemnify Asthmatx for any amount of Pre-Spinoff Alair Claim Loss for which coverage is not actually available and actually provided under an Applicable Broncus Insurance Policy (as defined below) and (ii) in no event shall Broncus have any obligation under this Section 5.2 to pay any amounts for which it is not provided coverage by a Broncus Insurance Policy. As used herein, the term “Applicable Broncus Insurance Policy” means, with respect to any Pre-Spinoff Alair Claim Loss, the Broncus Insurance Policy (or Policies) for which insurance coverage is available to pay for liability of Broncus in respect of its obligation to indemnify Asthmatx for such Pre-Spinoff Alair Claim Loss pursuant to this Section 5.2. The parties acknowledge and agree that the Broncus Insurance Policies also provide Broncus with insurance coverage for Other Claim Loss. The parties further acknowledge and agree that nothing in this Section 5.2 or elsewhere in this Agreement imposes any restriction upon Broncus’ right and ability to at any time seek, obtain, be paid and retain any coverage, proceeds, reimbursements or other payments available to be paid to Broncus or payable on behalf of Broncus or for the benefit of Broncus under any Broncus Insurance Policy or Policies as coverage or reimbursement for any Loss, Liabilities or other amounts (including, but not limited to, any Pre-Spinoff Alair Claim Loss or Other Claim Loss) and, except to the extent expressly provided in Section 5.3, no rights shall accrue to Asthmatx as a result of the payment, for any reason, of proceeds of any Broncus Insurance Policy or Policies to Broncus or a claimant against Broncus, or on behalf of or for the benefit of Broncus.
          5.3 Insurance Allocation and Reimbursement. Asthmatx and Broncus acknowledge that the total dollar amount of claims for insurance coverage that may be made against a Broncus Insurance Policy may exceed the Coverage Limit (as defined below) of that policy. Accordingly the parties desire to agree in this Section 5.3 to a mechanism for allocating the available insurance coverage under each Broncus Insurance Policy between Pre-Spinoff Alair Claim Loss and Other Claim Loss and, accordingly, hereby agree as follows:
               (a) Allocation. If the aggregate dollar amount of claims for insurance coverage made against a Broncus Insurance Policy and payable thereunder exceed the Coverage Limit of such Broncus Insurance Policy, then: (i) the maximum dollar amount of the coverage of such Broncus Insurance Policy that is allocated to cover Pre-Spinoff Alair Claim Loss (the “Alair Allocation Amount”) shall, in the aggregate, not exceed the greater of (A) ***** percent (*****%) of the Coverage Limit of such Broncus Insurance Policy or (B) an amount equal to the Coverage Limit of such Broncus Insurance Policy minus the total amount of Other Claim Loss that is entitled to be paid or covered by such Broncus Insurance Policy; and (ii) the maximum dollar amount of the coverage of such Broncus Insurance Policy that is allocable to cover Other Claim Loss (the “Other Allocation Amount”) shall, in the aggregate, not exceed the greater of (A) ***** percent (*****% ) of the Coverage Limit of such Broncus Insurance Policy or (B) an amount equal to the Coverage Limit of such Broncus Insurance Policy minus the total amount of Pre-Spinoff Alair Claim Loss that is entitled to be paid or covered by such Broncus Insurance Policy.
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               (b) Reimbursement. If for any reason the payments made under a Broncus Insurance Policy in respect of Pre-Spinoff Alair Claim Loss exceed the Alair Allocation Amount for such policy and the remaining coverage under such policy is insufficient to cover in full all Other Claim Loss that would otherwise be covered by such Broncus Insurance Policy, then Asthmatx shall reimburse Broncus for that amount of Other Claim Loss for which coverage would otherwise have been (but is not) available under such Broncus Insurance Policy; provided however, that the amount of such reimbursement by Asthmatx shall not exceed the aggregate amounts paid under such Broncus Insurance Policy in respect of all Pre-Spinoff Alair Claim Loss minus the Alair Allocation Amount for such Broncus Insurance Policy. Likewise, if for any reason payments made under a Broncus Insurance Policy in respect of Other Claim Loss exceed the Other Allocation Amount for such policy and the remaining coverage under such policy is insufficient to cover in full all Pre-Spinoff Alair Claim Loss that would otherwise be covered by such Broncus Insurance Policy, then Broncus shall reimburse Asthmatx for that amount of Pre-Spinoff Alair Claim Loss for which coverage would otherwise have been (but is not) available under such Broncus Insurance Policy; provided however, that the amount of such reimbursement by Broncus shall not exceed the aggregate amounts paid under such Broncus Insurance Policy in respect of all Other Claim Loss minus the Other Allocation Amount for such Broncus Insurance Policy. Broncus and Asthmatx shall each bear their own cost, and shall not be reimbursed by the other party for, any Pre-Spinoff Alair Claim Loss such party suffers or incurs that is subject to an insurance deductible under a Broncus Insurance Policy. As used herein, the “Coverage Limit” of a Broncus Insurance Policy means the total dollar amount of insurance coverage available under such policy as of the Effective Date of this Agreement.
               (c) Other Terms. Nothing in this Section 5.3 limits either party’s indemnification obligations set forth in Sections 2 and 3 above for any Loss incurred after taking into account insurance payments, but rather is intended to set forth how the parties desire to allocate insurance proceeds. The agreements set forth in this Section 5.3 are intended solely to address the respective rights of the parties and are not intended to modify the terms of any Broncus Insurance Policy.
               (d) Examples. Exhibit “A” to this Agreement contains examples that illustrate the operation of this Section 5.3.
          5.4 Certain Covenants. In the event that either party becomes aware of a claim, demand, suit, action, investigation or proceeding for which it may be entitled to indemnification under Section 2, 3 or 5.2 of this Agreement, then such party (“Indemnified Party”) shall:
               (a) provide written notice to the other party (“Indemnifying Party”) of such claim, demand, suit, action, investigation or proceeding promptly, and in no event later than thirty (30) days, after it has knowledge of such claim, demand, suit, action, investigation or proceeding;
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               (b) permit the Indemnifying Party (but only if the Indemnifying Party so chooses, in its sole and absolute discretion) to assume full responsibility to investigate, prepare for, defend against, and/or settle, all at the Indemnifying Party’s own expense, any such claim, demand, suit, action, investigation or proceeding; and
               (c) assist and cooperate with the Indemnifying Party in the investigation of, preparation for, defense of, and/or settlement of any such claim, demand, suit, action, investigation or proceeding.
          In no case shall the Indemnified Party or any of its employees, officers, directors, consultants or agents compromise, settle, and/or admit to, any such claim, demand, suit, action, investigation or proceeding without the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld or delayed.
     6. No Third Party Rights. Except for any third party who is a permitted assignee of this Agreement in accordance with the terms of Section 7.7 hereof, no third party shall be a beneficiary of this Agreement or any of its provisions, nor shall any third party have any right or ability to enforce this Agreement or any of its provisions, or to assert any rights under, pursuant to or in connection with this Agreement.
7. General Provisions.
          7.1 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.
          7.2 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.
          7.3 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.
          7.4 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, then such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.
          7.5 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective

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and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other delivery charges prepaid and properly addressed to the party to be notified at the address set forth on the signature page to this Agreement (or at such other address as the party to be notified may have designated to the other party by one of the indicated means of notice herein).
          7.6 Amendment and Waivers. This Agreement may not be altered or amended except by an instrument in writing executed by Broncus and Asthmatx. No rights of a party under this Agreement may be waived, except by an instrument in writing executed by such party. No waiver of any terms, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in any one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of this Agreement.
          7.7 Successors and Assigns. No party to this Agreement (“Assigning Party”) may assign this Agreement or delegate its rights hereunder except: (a) with the written consent of the other party hereto; (b) by operation of law pursuant to a statutory merger or consolidation in which such Assigning Party is merged or consolidated with one or more other corporations or other entities; or (c) in connection with a sale of all or substantially all such Assigning Party’s assets and properties to a third party who expressly agrees in writing with the other party to this Agreement to assume and be obligated and liable for, all of the Assigning Party’s obligations under this Agreement.
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          7.8 Entire Agreement. This Agreement and the documents referred to herein and exhibits hereto constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.
     In Witness Whereof, the parties hereto have executed this Indemnification Agreement as of the Effective Date set forth in the first paragraph of this Agreement.

ASTHMATX, INC.		BRONCUS TECHNOLOGIES, INC.

By:	/s/ Glen French	By:	/s/ Cary Cole

	Glen French, President		Cary Cole, President

Address:		Address:
1340 Space Park Way		1400 North Shoreline Blvd, Suite A8
Mountain View, CA 94043		Mountain View, CA 94043
Attachments:
Exhibit “A”: Certain Examples of the Operation of Section 5.3

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Exhibit “A”
Certain Examples of the Operation of Section 5.3
     The following hypothetical examples are intended to illustrate the operation of Section 5.3 of this Indemnification Agreement.
Example 1: Assume that a Broncus Insurance Policy has a $****** Coverage Limit and that (i) a $****** payment is made under such policy in respect of Pre-Spinoff Alair Claim Loss, and (ii) subsequently, $****** of Other Claim Loss is incurred by Broncus that would otherwise have been (but is not) covered by such Broncus Insurance Policy. In this example, Asthmatx would be obligated to reimburse Broncus for $****** of the $****** that was paid from such Broncus Insurance Policy in respect of Pre-Spinoff Alair Claim Loss and the remaining $****** of such Other Claim Loss would be the responsibility of Broncus (either because it was direct liability of Broncus or because Broncus is obligated to indemnify Broncus for such $****** of Other Claim Loss under Section 3 of this Agreement).
     Section 5.3 limits the amount of Asthmatx’s reimbursement for uncovered Other Claim Loss to the aggregate amounts paid under such Broncus Insurance Policy in respect of all Pre-Spinoff Alair Claim Loss (in this example $******) minus the Alair Allocation Amount for such Broncus Insurance Policy (in this example $******). In this example, the Alair Allocation Amount is $****** because that is the greater of (i) ******% of the $****** Coverage Limit of the Broncus Insurance Policy or (ii) the $****** Coverage Limit of such Broncus Insurance Policy minus the $****** of Other Claim Loss entitled to be paid or covered by such Broncus Insurance Policy.

Example 2: Assume that a Broncus Insurance Policy has a $****** Coverage Limit and that (i) a $****** payment is made under such policy in respect of Other Claim Loss, (ii) a $****** payment is also made under such policy in respect of Pre-Spinoff Alair Claim Loss, and (iii) subsequently, an additional $****** of Pre-Spinoff Alair Claim Loss is incurred (such $****** of Pre-Spinoff Alair Claim Loss is referred to in this example as the “Remaining Alair Claim Loss”). In this example, Broncus would be obligated to reimburse Asthmatx for $****** of the $****** that was paid from such Broncus Insurance Policy in respect of Other Claim Loss. Such $****** payment would reduce the Remaining Alair Claim Loss to $******, of which (i) $****** could be covered by the Broncus Insurance Policy and (ii) $****** would be the responsibility of Asthmatx (either because it was direct liability of Asthmatx or because Asthmatx is obligated to indemnify Broncus for such $****** of Loss under Section 2 of this Agreement).
     Section 5.3 limits the amount of Broncus’ reimbursement for uncovered Pre-Spinoff Alair Claim Loss to the aggregate amounts paid under such Broncus Insurance Policy in respect of all Other Claim Loss (in this example $******) minus the Other Allocation Amount for such Broncus Insurance Policy (in this example $******). In this example, the Other Allocation Amount is $****** because that is the greater of (i) ******% of the $****** Coverage Limit of the Broncus Insurance Policy or (ii) the $****** Coverage Limit of such Broncus Insurance Policy minus the $****** of Pre-Spinoff Alair Claim Loss entitled to be paid or covered by such Broncus Insurance Policy.

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Example 3: Assume that a Broncus Insurance Policy has a $****** Coverage Limit and that (i) a $****** payment is made under such policy in respect of Pre-Spinoff Alair Claim Loss, and (ii) no other claims for coverage are made against such Broncus Insurance Policy. In this example, neither Broncus nor Asthmatx would have any obligation to reimburse the other for any amounts under Section 5.3.

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